NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
IDEANOMICS, INC.
Secured Convertible Debenture
Principal Amount:            $1,075,000

Issuance Date:                 March 14, 2024

Debenture Number:             IDEX-031424

FOR VALUE RECEIVED, IDEANOMICS, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of YA II PN, LTD., or its registered assigns (the “Holder”), the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as of the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein and not otherwise defined are defined in Section 17. This Debenture is being issued pursuant to that certain Secured Debenture Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “SDPA”), dated as of October 25, 2022 (the “First Closing Date”), as amended by the First Amendment to Secured Debenture Purchase Agreement of March 30, 2023, as further amended by the Second Amendment to Secured Debenture Purchase Agreement of April 17, 2023, as further amended by the Third Amendment to Secured Debenture Purchase Agreement of May 1, 2023, and as further amended by the Fourth Amendment to Secured Debenture Purchase Agreement of July 13, 2023, by and among the Company, the Holder and the guarantors party thereto. All obligations owed by the Company to the Holder under this Debenture and each other Transaction Document are guaranteed by the Guarantors pursuant to the Guaranty and secured by the Company and the Guarantors pursuant to the Security Documents.
The Holder has paid $898,032 (the “Purchase Price”) for the issuance of this Debenture. The difference between the Purchase Price and the Principal Amount represents the original issue discount.
(1)GENERAL TERMS
(a)Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The “Maturity Date” shall be October 14, 2024.
(b)Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal Amount hereof at an annual rate equal to 8% (“Interest Rate”); provided that such Interest Rate shall be increased to 18% upon an Event of Default. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.
(c)Early Repayment. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Debenture as described in this Section. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Debenture to be redeemed.
(2)EVENTS OF DEFAULT.
(a)An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any Governmental Authority):
(i)the Company’s or any Guarantor’s failure to pay to the Holder any amount of Principal (including pursuant to Section 1(e)), Interest, or other amounts when and as due under this Debenture or other Transaction Document;
(ii)the occurrence of any Bankruptcy Event of Default with respect to the Company or any Subsidiary of the Company;
(iii)the Company or any Subsidiary of the Company shall default beyond applicable grace and cured periods (if any) in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary of the Company in an amount exceeding $250,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable and such default is not thereafter cured within fifteen (15) Business Days;
(iv)the Common Stock shall cease to be quoted or listed for trading, fail to have a bid price or VWAP, or fail to maintain a trading market on any Primary Market, for a period of 10 consecutive Trading Days;
(v)the Company or any Subsidiary of the Company shall be a party to any Change of Control Transaction unless in connection with such Change of Control Transaction this Debenture is retired;
(vi)the Company’s (A) failure to cure a Conversion Failure by delivery of (I) the required number of shares of Common Stock, (II) if applicable, the Buy-In Price or (III) if applicable, the required number of shares of Common Stock and cash set forth in clause (ii) of Section 3(b)(ii), in each case within five (5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debenture, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debenture into shares of Common Stock that is tendered in accordance with the provisions of the Debenture, other than pursuant to Section 3(c);
(vii)the Company’s failure to file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission. For purposes hereof, “Periodic Reports” means the Company’s (i) Annual Report on Form 10-K for the fiscal year ending December 31, 2023 and each fiscal quarter thereafter, and (ii) all other reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K) for so long as any amounts are outstanding under this Debenture or any Other Debenture; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations;

(viii)the Company or any Guarantor shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(vii) hereof) or any other Transaction Document which is not cured within the time prescribed (if any);
(ix)any Event of Default (as defined in the Other Debentures or in any Transaction Document other than this Debenture) occurs with respect to any Other Debentures or any breach of any material term of any other debenture, note, or instrument held by the Holder in the Company or any agreement between or among the Company and the Holder;
(x)any representation or warranty made or deemed made by or on behalf of the Company or any Guarantor in or in connection with any Transaction Document, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Transaction Document, or any waiver thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;
(xi)the Company or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(xii)any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Company or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company or any Guarantor denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate or rescind any Transaction Document;
(xiii)the Company uses the proceeds of the issuance of this Debenture, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; or
(xiv)any Security Document covering a material portion of the Collateral shall cease to create a valid and perfected lien, with the priority required by the Security Documents on and security interest in any material portion of the Collateral covered thereby.
(b)During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred (other than an event with respect to the Company described in Section 2(a)(ii)), the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under the other Transaction Documents, to the date of acceleration shall become at the Holder’s election given by notice pursuant to Section 7, immediately due and payable in cash; provided that, in case of any event with respect to the Company described in Section 2(a)(ii), the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under the other Transaction Documents, to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture (subject to the limitations set out in Section 3) at any time after the Maturity Date at the Conversion Price. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, (other than the required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3)CONVERSION OF DEBENTURE.    This Debenture shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 3.
(a)Conversion Right. Subject to the provisions of this Section 3(c), upon and after an Event of Default, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock, at the Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
(i)“Conversion Amount” means the portion of the Principal and accrued Interest to be converted or otherwise with respect to which this determination is being made.
(ii)“Conversion Price” means, as of any Conversion Date or other date of determination the lower of (i) $1.21 per share (the “Fixed Price”) or (ii) 90% of the lowest daily VWAP during the ten (10) consecutive Trading Days immediately preceding the Conversion Date (the “Variable Price”) or other date of determination (the “Variable Measurement Period”), which solely in the case of the Variable Price shall not be lower than the Floor Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.
(b)Mechanics of Conversion.
(i)Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by email or facsimile with confirmation of delivery (or otherwise deliver by method set forth in Section 7), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company and (B) if required by Section 3(b)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, (I) if legends are not required to be placed on certificates of Common Stock credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (II) if legends are required to be placed on certificates of Common Stock, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account on the Company’s stock ledger as maintained by the Transfer Agent or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the Holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.
(ii)Company’s Failure to Timely Convert. If within three (3) Trading Days after the Company’s receipt of a copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC or the Transfer Agent, as applicable, for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.
(iii)Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.
(c)Limitations on Conversions.
(i)Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of Interest hereunder to the extent that after giving effect to such conversion or receipt of such Interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority, responsibility and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.
(d)Other Provisions.
(i)The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.
(ii)All calculations under this Section 3 shall be rounded to the nearest $0.0001 or whole share.
(iii)The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of Interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding Principal of this Debenture and payment of Interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.
(iv)Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
(v)Legal Opinions. The Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s Transfer Agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof. To the extent that are not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the Company agrees to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with sale or transfer of Underlying Shares of Common Stock. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.
(e)Adjustments to Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, (i) any Fixed Price in effect immediately prior to such subdivision will be proportionately decreased and the number of shares of Common Stock issuable upon conversion of this Debenture will be proportionately increased and (ii) to the extent any day within a an applicable Variable Measurement Period are on or prior to the ex-date of applicable Adjustment Effective Time, the daily WVAP for such day will be proportionately reduced such that the number of shares of Common Stock obtainable upon conversion of this Debenture if the VWAP on such day was lowest during the Variable Measurement Period will be proportionately increased. If the Company at any time after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, (i) any Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock issuable upon conversion of this Debenture will be proportionately decreased and (ii) to the extent any day within a an applicable Variable Measurement Period are on or prior to the ex-date of the applicable Adjustment Effective Time, the daily WVAP for such day will be proportionately increased such that the number of shares of Common Stock obtainable upon conversion of this Debenture if the VWAP on such day was lowest during the Variable Measurement Period will be proportionately reduced, provided however, no such adjustment set out in part (i) or (ii) of this sentence shall be made in respect of any combination, reverse stock split or other combination effected without the prior express written consent of the Holder. Any adjustment under this Section 3(e) shall become effective at the close of business on the date the subdivision or combination becomes effective (the “Adjustment Effective Time”).
(f)Notification of Adjustment. Whenever the Conversion Price is adjusted pursuant to Section 3 hereof, the Company shall promptly send the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
(g)The Company hereby expressly acknowledges and agrees that (i) the SDPA and all Transaction Documents to which it is a party are ratified and confirmed and shall remain in full force and effect, (ii) it has no set off, counterclaim, defense or other claim or dispute with respect to any Transaction Document, (iii) notwithstanding anything to the contrary in any Transaction Document, the term “Obligations” as used and defined in the Guaranty and any Security Document executed by the Company shall include all obligations under this Agreement and the other Transaction Documents and (iv) all obligations under this Agreement are duly secured by the Security Documents.
(h)The Company hereby covenants and agrees that, upon the request of the Holder, the Company shall take all necessary action, at the Issuer's expense, to ensure the prompt registration of the securities associated with this Secured Convertible Debenture, in accordance with applicable securities laws and regulations.
(4)INDEMNIFICATION.
With respect to the Company’s obligations under this Debenture and the other Transaction Documents:
To the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend the Holder, its investment manager and their respective directors, officers, partners, employees, agents, representatives, and successors and assigns of, and each Person, if any, who controls Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any filing made in any public filing (including, without limitation, any Periodic Reports) made by the Company with the Commission, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Persons and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.
Promptly after receipt by an Indemnified Person under this Section 4 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 4, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.
The indemnification required by this Section 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.
The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
(5)CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 4 to the fullest extent permitted by law.
(6)REISSUANCE OF THIS DEBENTURE.
(a)Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 6(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 6(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the Principal Amount of this Debenture.
(b)Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 6(d)) representing the outstanding Principal.
(c)Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 6(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
(d)Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the Principal Amount of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the Principal Amount of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.
(7)NOTICES.    Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by e-mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	Ideanomics, Inc. 1441 Broadway, Suite #5116 New York NY 10018 Telephone: 212-206-1216 Attention: Chief Executive Officer E-Mail: apoor@ideanomics.com
If to the Holder:	YA II PN, Ltd. c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue Mountainside, NJ 07092 Attention: Mark Angelo Telephone: 201-985-8300 Email: Legal@yorkvilleadvisors.com or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated upon sending the e-mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e-mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
(8)Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company.
(9)This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.
(10)After the Issuance Date, without the Holder’s consent, the Company will not and will not permit any of its Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness or any security interests or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.
(11)Choice of Law; Venue.
(a)    Governing Law. This Debenture and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”)

(including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.
(b)    Jurisdiction; Venue; Service.

(i)    The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.
(ii)    The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.
(iii)    Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any Obligations, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any Obligations, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(iv)    The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Debenture, such service to become effective thirty (30) days after the date of mailing.
(v)    Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.
(12)So long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities; (iii) enter into any agreement with respect to any of the foregoing; or (iv) enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its obligations under the this Debenture, including, without limitation, the obligation of the Company to make cash payments hereunder. Furthermore, and in addition to the foregoing, the Company agrees that so long as this Debenture is outstanding, without the prior written consent of the Holder, the Company shall not (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, or (b) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or effect any of the foregoing, whether or not any such action has been previously approved by the stockholders of the Company.
(13)If the Company fails to strictly comply with the terms of this Debenture and/or any other Transaction Document, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture and/or any other Transaction Document, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.
(14)Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.
(15)If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
(16)Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
(17)THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS DEBENTURE OR ANY MATTER RELATING TO THIS DEBENTURE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OBLIGATIONS, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(18)CERTAIN DEFINITIONS.     For purposes of this Debenture, the following terms shall have the following meanings:
(a)“Bankruptcy Event of Default” means, with respect to any Person, any of the following events or circumstances: (a) such Person shall (i) commence a voluntary case or other proceeding seeking (A) liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or similar law now or hereafter in effect or (B) the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its assets, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (ii) make a general assignment for the benefit of creditors, (iii) fail generally to pay its debts as they become due, or (iv) take any action to authorize any of the foregoing; or (b) if (i) an involuntary case or other proceeding shall be commenced against such Person seeking (A) liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or (B) the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or (ii) an order for relief shall be entered against such Person under the federal bankruptcy laws as now or hereafter in effect.
(b)“Bloomberg” means Bloomberg Financial Markets.
(c)“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.
(d)“Change of Control Transaction” means the occurrence of (a) an acquisition after the Issuance Date by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the Issuance Date (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the Issuance Date), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any Subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).
(e)“Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.
(f)“Collateral” has the meaning given to such term in the Security Agreement and the Pledge Agreement.
(g)“Commission” means the U.S. Securities and Exchange Commission.
(h)“Common Stock” means the common stock, par value $0.001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.
(i)“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.
(j)“Debenture” means this Secured Convertible Debenture.

(k)“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m)“Floor Price” means $0.202 per share.
(n)“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, district, territory, county, municipal, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any of the foregoing.
(o)“Guarantors” means each of the guarantors from time to time party to the Guaranty.
(p)“Guaranty” means that certain Guaranty Agreement, dated on or about the First Closing Date, made by each of the Guarantors party thereto from time to time in favor of the Holder, as may be amended, restated, supplemented or otherwise modified from time to time.
(q)“Obligations” means all of the Company’s and each Guarantor’s now existing and hereafter created or arising obligations, indebtedness and liabilities of any kind (whether primary or secondary, conditional or unconditional, contingent or noncontingent, joint or several) owed to the Holder, whether existing, created, incurred or arising in the Company’s or such Guarantor’s capacity as a borrower, guarantor, indemnitor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor, including (a) any loan amount, principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fee, charge, indemnification obligation, reimbursement obligation, royalty, premium, cost, expense, price, rent or other amount owed by the Company or such Guarantor to the Holder at any time, including future advances, protective advances and other financial accommodations, (b) any obligations, indebtedness or liabilities of the Company and the Guarantors to the Holder under any Transaction Document at any time, and (c) any of the foregoing that may have been, or that may be, acquired by the Holder from any third party, the Company or any Guarantor at any time.
(r)“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.
(s)“Other Debentures” means any other currently outstanding or future debentures, notes, or other instruments that may be held by the Holder in the Company, including, without limitation, any Other SDPA Debenture, and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing, each as may be amended, restated, supplemented or otherwise modified from time to time.
(t)“Other SDPA Debenture” means any debenture, note, or other instrument that may be issued under the SDPA other than this Debenture, each as may be amended, restated, supplemented or otherwise modified from time to time.

(u)“Person” means a corporation, an association, a limited liability company, a partnership, a joint venture, an organization, a business, an individual, a joint-stock company, a trust, an unincorporated organization, a Governmental Authority or any other entity, including any receiver, debtor-in-possession, trustee, custodian, conservator, liquidator or similar official.
(v)“Pledge Agreement” means that certain Pledge Agreement, dated as of the First Closing Date, by the Company and the Guarantors from time to time party thereto in favor of the Holder, as may be amended, restated, supplemented or otherwise modified from time to time.
(w)“Primary Market” means any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, or the OTC QB, and any successor to any of the foregoing markets or exchanges.
(x)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(y)“Security Agreement” means that certain Security Agreement, dated as of the First Closing Date, by the Company and the Guarantors from time to time party thereto in favor of the Holder, as may be amended, restated, supplemented or otherwise modified from time to time.
(z)“Security Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Perfection Certificate, and any other security agreements, pledge agreements or other similar agreements delivered to the Holder, the Guaranty and each of the other agreements, instruments or documents that creates a lien or guaranty in favor of the Holder.
(aa)“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
(ab)“Trading Day” means a day on which the shares of Common Stock are quoted or traded on a Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.
(ac)“Transaction Documents” means, collectively, this Debenture, the Other SDPA Debentures, the SDPA, the Security Documents, and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing, including, without limitation, any future Secured Convertible Debentures that may be issued by the Company to the Holder pursuant to the terms of the SDPA.
(ad)“Transfer Agent” means the Company’s transfer agent.
(ae) “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.
(af)“VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market during regular trading hours as reported by Bloomberg LP through its “Historical Prices – Px Table with Average Daily Volume” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg.

IN WITNESS WHEREOF, the Company has caused this Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
IDEANOMICS, INC.

By:
Name: Alfred P. Poor
Title: Chief Executive Officer

CONSENT AND AGREEMENT

As of the date and year first above written:

    (a)    Each of the undersigned hereby fully consents to the terms and provisions of the above Debenture and the consummation of the transactions contemplated hereby and acknowledges and agrees to all of the representations, covenants, terms and provisions of the above Debenture applicable to it.

    (b)     Each of the undersigned hereby represents and warrants to the Buyer that (i) the execution, delivery and performance of this Consent and Agreement are within its powers and have been duly authorized by all necessary action, and (ii) this Consent and Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    (c)    Except as expressly amended hereby, each of the undersigned hereby acknowledges and agrees that (i) the SDPA and all Transaction Documents to which it is a party are ratified and confirmed and shall remain in full force and effect, (ii) it has no set off, counterclaim, defense or other claim or dispute with respect to any Transaction Document; (iii) notwithstanding anything to the contrary in any Transaction Document, the term “Obligations” as used and defined in the Guaranty and any Security Document executed by the undersigned shall include all obligations under this Agreement and the other Transaction Documents and (iv) all obligations under this Agreement are duly secured by the Security Documents.

    (d)    Each of the undersigned hereby acknowledges that its consent and agreement hereto is a condition to the Holder’s agreement pursuant to the above Debenture and it is in its interest and to its financial benefit to execute this consent and agreement.

SOLECTRAC, INC.

     By:
                              Name:
                             Title:

JUSTLY HOLDINGS INC.
JUSTLY MARKETS LLC

     By:
                              Name:
                             Title:

WIRELESS ADVANCED VEHICLE ELECTRIFICATION, LLC

BY: IDEANOMICS, INC.
ITS: SOLE MEMBER

     By:
                              Name:
                             Title:

VIA MOTORS INTERNATIONAL, INC.
VIA MOTORS, INC.
VIA ENGINEERING, LLC

By: ________________________________
Name:
Title:

YOU ON DEMAND (ASIA) LIMITED

By:
Name:
Title:

EXHIBIT A
CONVERSION NOTICE
(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $                     of the outstanding balance of Debenture No. IDEX-031424 into shares of Common Stock of Ideanomics, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Conversion Amount to be converted:	$
Conversion Price:	$
Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:
Name:
Title:
Broker DTC Participant Code:
Account Number: